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                                                                    EXHIBIT 99.1


CROWN PACIFIC, LTD.
CONSOLIDATED
BALANCE SHEET
DECEMBER 31, 1997 AND SEPTEMBER 30, 1998





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CROWN PACIFIC, LTD.
CONSOLIDATED BALANCE SHEET
(IN THOUSANDS)

------------------------------------------------------------------------------------
                                                 December 31,         September 30,
                                                     1997                  1998
                                                 ------------         -------------
                                                                       (Unaudited)
                                     ASSETS
 Current Assets:
  Cash                                           $      146           $       199
  Accounts receivable                                   226                   226
  Interest receivable                                 2,718                 2,734
  Due from affiliate                                     76                     -
  Income taxes receivable                                 -                     6
                                                 ------------         -------------
    Total current assets                              3,166                 3,165

Restricted cash                                     220,000               220,000
Timber and timberlands, net                           9,154                 9,150
Investment in limited partnership                        11                     9
Other assets                                            250                   250
                                                 ------------         -------------
                                                 $  232,581           $   232,574
                                                 ------------         -------------
                                                 ------------         -------------

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accrued interest                               $    2,669           $     2,669
  Due to affiliates                                       -                   217
  Income taxes payable                                  570                     -
                                                 ------------         -------------
    Total current liabilities                         3,239                 2,886

Deferred income taxes                                 6,827                 6,200
Long-term debt                                      220,000               220,000
                                                 ------------         -------------
                                                    230,066               229,086
                                                 ------------         -------------

Commitments and contingent liabilities

Shareholders' equity:
  Common stock, no par value, 5,000 shares
   Authorized, 1,749.33 shares issued and
   outstanding                                      20,381                 20,381
  Accumulated deficit                              (17,866)               (16,893)
                                                 ------------         -------------
                                                     2,515                  3,488
                                                 ------------         -------------
                                                 $ 232,581            $   232,574
                                                 ------------         -------------
                                                 ------------         -------------


                                      1

          The accompanying note is an integral part of this statement.


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                               CROWN PACIFIC, LTD.
                       NOTES TO CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

1.   SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

     Crown Pacific, Ltd. ("CPL" or the "Company") was incorporated in the state of Oregon on January 28, 1988. The Company's primary operations consist of a limited and general partnership interest in Crown Pacific Partners, L.P. (the "MLP") aggregating approximately 10.01% at December 31, 1997 and approximately 9.9% at September 30, 1998.

     The MLP is publicly held and owns and operates timberlands and related manufacturing facilities in Oregon, Idaho, Washington, Arizona and Montana. During 1996, the MLP completed an equity offering of an additional 9.0 million units, which effectively reduced the Company's interest from 14.81% to 10.01%. The MLP issued additional units in January 1998 which further diluted the Company's interest to approximately 9.9%. The ownership interest in the MLP represents the extent of the Company's operations and therefore the Company is considered economically dependent on the MLP as of December 31, 1997 and September 30, 1998.

     The September 30, 1998 Balance Sheet included in this Form 8-K is unaudited and reflects the consolidated financial position of the Company. This Balance Sheet includes all the accounts of the Company's balance sheet but does not contain all of the information required by generally accepted accounting principles to be included in a full set of financial statements. The Balance Sheet as of December 31, 1997, which is included on Form 8-K dated June 9, 1998, should be read in conjunction with this Form 8-K. In the opinion of management, all material adjustments necessary to present fairly the financial position of the Company at September 30, 1998 have been included. All such adjustments are of a normal and recurring nature and all significant intercompany transactions have been eliminated.


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